Exhibit 99.1

RESTORATION HARDWARE HOLDINGS, INC. REPORTS RECORD

FOURTH QUARTER AND FISCAL YEAR 2013 FINANCIAL RESULTS

Fiscal 2013 Net Revenues Increased 33% on Comparable Week Basis; Comparable Brand

Revenue Growth of 31%; Adjusted Diluted EPS Increased 76% on Comparable Week Basis to $1.71

Q4 Net Revenues Increased 26% on Comparable Week Basis; Comparable Brand Revenue Growth

of 24%; Adjusted Diluted EPS Increased 38% on Comparable Week Basis to $0.83

Company Expects Q1 2014 Adjusted EPS of $0.09 to $0.11 and

Fiscal 2014 Adjusted EPS of $2.14 to $2.22

Corte Madera, CA – March 27, 2014 – Restoration Hardware Holdings, Inc. (NYSE: RH) today announced financial results for the fourth quarter and fiscal year ended February 1, 2014. Fourth quarter and fiscal 2013 included 13 weeks and 52 weeks, respectively. The prior year fourth quarter and fiscal year ended February 2, 2013 included 14 weeks and 53 weeks, respectively. In the fourth quarter and fiscal 2012, the additional week contributed approximately $24.0 million in net revenues and an estimated $0.04 benefit to adjusted diluted earnings per share.

Full Year Highlights

•	On a comparable 52 week basis, net revenues increased 33% on top of a 22% increase for the same period last year; GAAP net revenues increased 30%

•	Comparable brand revenue growth was 31% on top of 28% last year

•	Adjusted operating income increased 76% to $120.9 million from $68.7 million for the same period last year; GAAP operating income increased to $54.9 million from a loss of $69.0 million for the same period last year

•	Adjusted net income increased 92% on a comparable week basis to $69.1 million; GAAP net income of $18.2 million compared to a net loss of $12.8 million for the same period last year

•	Adjusted diluted earnings per share increased 76% on a comparable week basis to $1.71; GAAP diluted earnings per share of $0.45 compared to a loss per share of $1.36 for the same period last year

Fourth Quarter Highlights

•	On a comparable 13 week basis, net revenues increased 26% on top of a 23% increase for the same period last year; GAAP net revenues increased 18%

•	Comparable brand revenue growth was 24% on top of 29% last year

•	Adjusted operating income increased 41% to $58.3 million from $41.4 million for the same period last year; GAAP operating income of $58.3 million compared to operating loss of $88.6 million in the prior year period

•	Adjusted net income increased 52% on a comparable week basis to $34.0 million; GAAP net income of $26.6 million compared to a net loss of $28.4 million for the same period last year

•	Adjusted diluted earnings per share increased 38% on a comparable week basis to $0.83; GAAP diluted earnings per share of $0.65 compared to a loss of $0.79 for the same period last year

Gary Friedman, Chairman and Chief Executive Officer, commented, “In 2013, RH continued to outperform the home furnishings industry by a wide margin. We increased net revenues 33% on a comparable week basis, and comparable brand revenue increased 31% on top of 28% last year, delivering our fourth consecutive year of over 25% comparable brand revenue growth. Additionally, we grew adjusted net income by 92% to $69 million on a comparable week basis and adjusted EPS to $1.71.”

Mr. Friedman added, “Throughout fiscal 2013, we continued to take market share and outperform our expectations – delivering results that far exceeded the annual financial targets we introduced at the beginning of the year. We increased revenue by 32% in the back half of the year on a comparable week basis, roughly in-line with the 34% growth in the first half, despite the elimination of our Fall Source Book. During the fourth quarter of fiscal 2013, we increased comparable brand revenue by 24%, on top of 29% last year, in spite of a tougher than anticipated holiday selling season and the impact of weather on our retail business. Additionally, we increased adjusted net income 52% on a comparable week basis demonstrating the disruptive nature of the RH brand and the power of our multi-channel business model.”

Mr. Friedman concluded, “As we enter 2014, we remain focused on our two largest value driving strategies – the expansion of our offer and the transformation of our retail stores. The expansion of our offer will be highlighted across 3,200 pages in our Spring 2014 Source Books, positioning us for what we believe will be another year of industry leading results. In regards to the transformation of our retail stores, we believe we have a $4 to $5 billion Company trapped in billion dollar legacy real estate. Post the drop of our Spring 2014 Source Books, approximately 10% of our assortment will be displayed at retail. We believe the key to unlocking the value of the Company is to transform our real estate portfolio into our next generation Full Line Design Galleries. This year, we will open new Galleries in Greenwich, Los Angeles, and our first next generation Full Line Design Gallery in Atlanta. Additionally, we are significantly expanding the size our New York Gallery, adding two additional floors to our top performing store in the Company. We now have signed leases for five next generation Full Line Design Galleries and are in negotiations for an additional 25 locations. Once our real estate transformation is complete in North America, we believe we will deliver $4 billion to $5 billion in annual sales, achieve mid-teens operating margins, and generate significant free cash flow.”

Fiscal Year 2013 Financial Highlights

Revenue - Net revenues for fiscal 2013 increased 30% to $1.551 billion from $1.193 billion in fiscal 2012. Excluding the additional week in fiscal 2012, net revenues increased 33% in fiscal 2013 on top of a 22% increase in net revenues for fiscal 2012.

•	Comparable brand revenue growth, which includes direct, increased 31% in fiscal 2013 on top of a 28% increase in fiscal 2012.

•	Comparable store sales increased 27% in fiscal 2013 on top of a 28% increase in fiscal 2012.

•	Direct revenues increased 33% to $732.6 million for fiscal 2013 from $549.7 million. Excluding the additional week in fiscal 2012, direct revenues increased 36% in fiscal 2013 on top of a 27% increase in fiscal 2012.

Operating Income (Loss)* - Adjusted operating income for fiscal year 2013 increased 76% to $120.9 million compared to $68.7 million in fiscal 2012. Including the impact of non-recurring and other items, operating income increased to $54.9 million from a loss of $69.0 million in the prior year, primarily as a result of certain charges incurred in connection with the Company’s initial public offering in fiscal 2012.

EBITDA* - Adjusted EBITDA for fiscal year 2013 increased 54% to $148.6 million compared to $96.6 million for the same period last year. Including the impact of non-recurring and other items, EBITDA was $82.5 million compared to an EBITDA loss of $42.3 million in the prior year period.

Net Income (Loss)* - Adjusted net income for fiscal 2013 increased 83% to $69.1 million from $37.7 million for the prior year period. Adjusted net income excludes the impact of non-recurring and other items and is calculated using a 40% effective tax rate. Excluding the additional week in fiscal 2012, adjusted net income increased 92% compared to the prior year period. GAAP net income for fiscal 2013 increased to $18.2 million compared to a net loss of $12.8 million for the same period last year.

Earnings Per Share* - Adjusted diluted earnings per share increased 69% to $1.71 for fiscal year 2013 compared to $1.01 during the prior year period. Excluding the additional week in fiscal 2012, adjusted diluted earnings per share increased 76%. Including the impact of non-recurring and other items, GAAP diluted EPS for fiscal 2013 was $0.45 compared to a loss per share of $1.36 in the prior year period.

Fourth Quarter Fiscal 2013 Financial Results

Revenue - Net revenues for the fourth quarter of fiscal 2013 increased 18% to $471.7 million from $398.1 million in the fourth quarter of fiscal 2012. Excluding the additional week in the fourth quarter of fiscal 2012, net revenues increased 26% on top of a 23% increase in net revenues for the fourth quarter of fiscal 2012.

•	Comparable brand revenue growth, which includes direct, increased 24% in the fourth quarter of fiscal 2013 on top of a 29% increase last year.

•	Comparable store sales increased 17% for the fourth quarter of fiscal 2013 on top of a 26% increase last year.

•	As of February 1, 2014, the Company operated a total of 70 retail stores, consisting of 62 Galleries, 5 Full Line Design Galleries and 3 Baby & Child Galleries, as well as 17 outlet stores throughout the United States and Canada. This compares to a total of 71 retail stores, consisting of 65 Galleries, 3 Full Line Design Galleries and 3 Baby & Child Galleries, as well as 13 outlet stores at the end of fiscal 2012.

•	Direct revenues increased 22% to $228.9 million for the fourth quarter of fiscal 2013. Excluding the additional week in the fourth quarter of fiscal 2012, direct revenues increased 30% on top of a 32% increase in the fourth quarter of fiscal 2012.

Operating Income (Loss)* - Adjusted operating income for the fourth quarter of fiscal 2013 increased 41% to $58.3 million compared to $41.4 million in the fourth quarter of fiscal 2012. Including the impact of non-recurring and other items, operating income for the fourth quarter of fiscal 2013 increased to $58.3 million from a loss of $88.6 million in the prior year fiscal quarter, primarily as a result of certain charges incurred in connection with the Company’s initial public offering in fiscal 2012.

EBITDA* - Adjusted EBITDA for the fourth quarter of fiscal 2013 increased 35% to $66.0 million compared to $48.7 million for the same period last year. Including the impact of non-recurring and other items, EBITDA was $66.0 million compared to an EBITDA loss of $81.3 million in the prior year period.

Net Income (Loss)* - Adjusted net income for the fourth quarter of fiscal 2013 increased 41% to $34.0 million from $24.2 million for the prior year period. Adjusted net income excludes the impact of non-recurring and other items and is calculated using a 40% effective tax rate. Excluding the additional week in the fourth quarter of fiscal 2012, adjusted net income increased 52% compared to the prior year period. GAAP net income for the fourth quarter of fiscal 2013 increased to $26.6 million compared to a net loss of $28.4 million for the same period last year.

Earnings Per Share* - Adjusted diluted earnings per share increased 30% to $0.83 for the fourth quarter of fiscal 2013 from $0.64 during the prior year period. Excluding the additional week in the fourth quarter of fiscal 2012, adjusted diluted earnings per share increased 38%. Including the impact of non-recurring and other items, GAAP diluted EPS for the fourth quarter of fiscal 2013 was $0.65 compared to a loss per share of $0.79 in the prior year fiscal quarter.

A reconciliation of GAAP to non-GAAP financial measures is provided in the tables accompanying this release.

Outlook

The Company is providing the following guidance for the first fiscal quarter of 2014:

•	Net revenues in the range of $345 million to $350 million

•	Adjusted net income in the range of $3.7 million to $4.5 million

•	Adjusted diluted EPS in the range of $0.09 to $0.11

•	Diluted shares outstanding of approximately 40.7 million

The Company is providing the following guidance for the fiscal year ending January 31, 2015:

•	Net revenues in the range of $1.825 billion to $1.860 billion

•	Adjusted net income in the range of $87.6 million to $90.9 million

•	Adjusted diluted EPS in the range of $2.14 to $2.22

•	Diluted shares outstanding of approximately 40.9 million

Note: The Company’s adjusted net income and adjusted diluted earnings per share guidance does not include certain charges and costs, such as for unusual items which may occur in the future, and which are expected to be similar in future periods to the kinds of charges and costs excluded from adjusted net income and adjusted diluted earnings in prior quarters.

Conference Call and Webcast Information

Restoration Hardware Holdings, Inc. will host a conference call at 2:00 p.m. PT (5:00 p.m. ET) today to discuss the fourth quarter and fiscal year results. Interested parties may access the call by dialing (866) 394-6658 (United States/Canada) or (706) 679-9188 (International). A live broadcast of Restoration Hardware Holdings’ quarterly conference call will also be available online at the Company’s website www.rh.com under Investor Relations. A replay of the conference call will be available through April 10th by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 19582570, as well as on the Company’s investor relations website.

About Restoration Hardware Holdings, Inc.

RH (Restoration Hardware Holdings, Inc.—NYSE: RH) is a curator of design, taste and style in the luxury lifestyle market. The Company offers collections through its retail galleries, Source Books, and online at RH.com.

*Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses the following non-GAAP financial measures: adjusted operating income, adjusted EBITDA, adjusted net income, adjusted EPS, pro forma EPS and adjusted diluted EPS (collectively, “non-GAAP financial measures”). We compute these measures by adjusting the applicable GAAP measures to remove the impact of certain recurring and non-recurring charges and gains and the tax effect of these adjustments. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures. With respect to the Company’s non-GAAP guidance for the first fiscal quarter and the full fiscal year 2014, the Company is not able to provide a reconciliation of the non-GAAP financial measures to GAAP because it does not provide specific guidance for the various non-recurring and recurring reconciling items such as non-cash and other one-time compensation, and one-time income tax expense (benefit), among others. Certain items that impact these measures have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, and as a result, reconciliation of the non-GAAP guidance measures to GAAP is not available without unreasonable effort.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws including statements related to our strategy, including the planned expansion of the Company’s product offerings and the transformation of the Company’s retail stores; the number of pages to be in the Company’s Spring 2014 Source Books, positioning us for what we believe will be another year of industry leading results; the percentage of our assortment that will be displayed at retail following the mailing of our Spring 2014 Source Books; our belief that the key to unlocking the value of the Company is to transform our real estate portfolio into our next generation Full Line Design Galleries; the planned opening of our new Galleries in Greenwich, Los Angeles, and our first next generation Full Line Design Gallery in Atlanta; the expansion of our New York Gallery; the negotiations for an additional 25 locations; the Company’s belief that there is an opportunity to deliver $4 billion to $5 billion in annual sales, achieve mid-teens operating margins and generate significant free cash flow after our real estate transformation is complete in North America, and the Company’s future financial guidance, including for the first fiscal quarter of 2014 and the full year ending January 31, 2015. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, our ability to retain key personnel; successful implementation of our growth strategy; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for our products; our ability to anticipate consumer preferences and buying trends; changes in consumer spending based on weather and other conditions beyond our control; risks related to the number of new business initiatives we are undertaking; our ability to employ reasonable and appropriate security measures to protect personal information that we collect; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the Securities and Exchange Commission on April 29, 2013, the risks and uncertainties disclosed under the section entitled “Risk Factors” in Restoration Hardware Holdings’ Form 10-Q filed with the Securities and Exchange Commission on December 17, 2013, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@rh.com

RESTORATION HARDWARE HOLDINGS, INC.

FINANCIAL STATEMENTS AND RELATED INFORMATION

TABLE OF CONTENTS

Page 8.	Condensed Consolidated Statements of Operations

Page 9.	Condensed Consolidated Balance Sheets

Page 10.	Condensed Consolidated Statements of Cash Flows

Page 11.	Operating Metrics and Other Data

Page 12.	Reconciliation of Adjusted Income Statement Items

Page 14.	Reconciliation of Net Income (Loss) to Operating Income (Loss) and Adjusted Operating Income

Page 15.	Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

Page 16.	Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

Page 17.	Reconciliation of Diluted Net Income (Loss) Per Share to Adjusted Diluted Net Income Per Share

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended [a]				Twelve Months Ended [a]
	February 1, 2014	% of Net Revenues	February 2, 2013	% of Net Revenues	February 1, 2014	% of Net Revenues	February 2, 2013	% of Net Revenues
Net revenues	$471,694	100.0%	$398,055	100.0%	$1,550,961	100.0%	$1,193,046	100.0%
Cost of goods sold	296,717	62.9%	252,881	63.5%	994,081	64.1%	756,597	63.4%

Gross profit	174,977	37.1%	145,174	36.5%	556,880	35.9%	436,449	36.6%
Selling, general and administrative expenses	116,717	24.7%	233,769	58.7%	502,029	32.4%	505,485	42.4%

Income (loss) from operations	58,260	12.4%	(88,595)	-22.2%	54,851	3.5%	(69,036)	-5.8%
Interest expense	(1,537)	-0.3%	(1,178)	-0.3%	(5,733)	-0.3%	(5,776)	-0.5%

Income (loss) before income taxes	56,723	12.1%	(89,773)	-22.5%	49,118	3.2%	(74,812)	-6.3%
Income tax expense (benefit)	30,081	6.5%	(61,411)	-15.4%	30,923	2.0%	(62,023)	-5.2%

Net income (loss)	$26,642	5.6%	$(28,362)	-7.1%	$18,195	1.2%	$(12,789)	-1.1%

Weighted-average shares used in computing basic net income (loss) per share	39,008,383		35,692,064		38,671,564		9,428,828
Weighted-average shares used in computing diluted net income (loss) per share	41,119,175		35,692,064		40,416,630		9,428,828

Basic net income (loss) per share	$0.68		$(0.79)		$0.47		$(1.36)
Diluted net income (loss) per share	$0.65		$(0.79)		$0.45		$(1.36)

Pro forma weighted-average shares used in computing pro forma basic and diluted net loss per share [b]			37,578,314				37,131,790
Pro forma basic and diluted net loss per share			$(0.75)				$(0.34)

[a]	The three months ended February 1, 2014 and February 2, 2013 included 13 weeks and 14 weeks, respectively. The twelve months ended February 1, 2014 and February 2, 2013 included 52 weeks and 53 weeks, respectively.
[b]	On a pro forma basis, basic and diluted shares outstanding for the three and twelve months ended February 2, 2013 include (1) the impact of the Company’s reorganization, as further described in the Company’s final prospectus filed with the Securities and Exchange Commission on November 5, 2012 (the “Reorganization”), as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	February 1, 2014	February 2, 2013
ASSETS
Cash and cash equivalents	$13,389	$8,354
Merchandise inventories	453,845	353,329
Other current assets	146,581	131,075

Total current assets	613,815	492,758
Property and equipment—net	214,909	111,406
Goodwill and other intangibles	171,132	172,724
Other assets	25,247	12,725

Total assets	$1,025,103	$789,613

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$206,778	$145,353
Other current liabilities	110,670	74,071

Total current liabilities	317,448	219,424
Revolving line of credit	85,425	82,501
Other long-term liabilities	76,958	36,077

Total liabilities	479,831	338,002

Stockholders’ equity	545,272	451,611

Total liabilities and stockholders’ equity	$1,025,103	$789,613

RESTORATION HARDWARE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended [a]
	February 1, 2014	February 2, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$18,195	$(12,789)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27,654	26,748
Stock-based compensation expense	67,622	116,183
Other non-cash items	3,973	(61,008)
Change in assets and liabilities:
Merchandise inventories	(100,937)	(107,454)
Accounts payable, accrued expenses, and other	71,014	34,456

Net cash provided by (used in) operating activities	87,521	(3,864)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(93,868)	(49,058)
Purchase of trademarks and other intangible assets	—	(310)

Net cash used in investing activities	(93,868)	(49,368)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings under revolving line of credit	2,924	(25,001)
Repayment of term loan	—	(15,000)
Debt issuance costs	—	(426)
Payments on capital leases and other long-term obligations	(2,555)	(4,214)
Proceeds from issuance of common stock–net of issuance costs	—	97,693
Stock options exercised	7,629	—
Excess tax benefit from exercise of stock options	3,685	—
Tax withholdings related to issuance of stock-based awards	(178)	—

Net cash provided by financing activities	11,505	53,052

Effects of foreign currency exchange rate translation	(123)	22

Net increase (decrease) in cash and cash equivalents	5,035	(158)
Cash and cash equivalents
Beginning of period	8,354	8,512

End of period	$13,389	$8,354

[a]	The twelve months ended February 1, 2014 and February 2, 2013 included 52 weeks and 53 weeks, respectively.

RESTORATION HARDWARE HOLDINGS, INC.

OPERATING METRICS AND OTHER DATA

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Growth in net revenues:
Stores [b]	16%	22%	27%	20%
Direct	22%	41%	33%	30%
Total	18%	30%	30%	25%
Comparable brand revenue growth [c]	24%	29%	31%	28%
Retail: [d]
Comparable store sales change [e]	17%	26%	27%	28%
Retail stores open at beginning of period	70	73	71	74
Stores opened	—	2	2	5
Stores closed	—	4	3	8
Retail stores open at end of period	70	71	70	71
Retail sales per leased selling square foot [f]	$392	$382	$1,395	$1,143
Total leased square footage at end of period (in thousands)	798	768	798	768
Total leased selling square footage at end of period (in thousands) [g]	554	501	554	501
Average leased square footage (in thousands) [h]	797	775	793	784
Average leased selling square footage (in thousands) [h]	537	500	522	504
Direct:
Catalogs circulated (in thousands) [i]	—	5,861	12,325	32,712
Catalog pages circulated (in millions) [i]	—	669	6,583	16,029
Direct as a percentage of net revenues [j]	49%	47%	47%	46%

[a]	The three months ended February 1, 2014 and February 2, 2013 included 13 weeks and 14 weeks, respectively. The twelve months ended February 1, 2014 and February 2, 2013 included 52 weeks and 53 weeks, respectively.
[b]	Store data represents retail stores plus outlet stores. Net revenues for outlet stores for the three months ended February 1, 2014 and February 2, 2013 were $32.2 million and $16.1 million, respectively. Net revenues for outlet stores for the twelve months ended February 1, 2014 and February 2, 2013 were $89.6 million and $54.3 million, respectively.
[c]	Comparable brand revenue growth includes retail comparable store sales, including Baby & Child Galleries, and direct net revenues. Comparable brand revenue growth excludes retail non-comparable store sales and outlet store net revenues. Refer to footnote [e] below for a definition of comparable store sales. Because the three and twelve months ended February 2, 2013 were 14-week and 53-week periods, respectively, comparable brand revenue growth percentage for each period excludes the extra week of revenue.
[d]	Retail data has been calculated based upon retail stores, which includes our Baby & Child Galleries and excludes outlet stores.
[e]	Comparable store sales have been calculated based upon retail stores that were open at least fourteen full months as of the end of the reporting period and did not change square footage by more than 20% between periods. If a store is closed for seven days during a month, that month will be excluded from comparable store sales. Comparable store net revenues exclude revenues from outlet stores. Because the three and twelve months ended February 2, 2013 were 14-week and 53-week periods, respectively, comparable store sales change percentage for each period excludes the extra week of sales.
[f]	Retail sales per leased selling square foot is calculated by dividing total net revenues for all retail stores, comparable and non-comparable, by the average leased selling square footage for the period.
[g]	Leased selling square footage is retail space at our stores used to sell our products. Leased selling square footage excludes backrooms at retail stores used for storage, office space or similar matters. Leased selling square footage excludes exterior sales space located outside a store, such as courtyards, gardens and rooftops. Leased selling square footage includes approximately 4,500 square feet related to one owned store location.
[h]	Average square footage (leased or leased selling, as applicable) is calculated for each quarter by taking the total applicable square footage at the beginning of the quarter plus the total applicable square footage at the end of the quarter and dividing by two. Average square footage for periods of six, nine and twelve months is calculated by averaging the average square footage for the quarters within such periods.
[i]	The catalogs and catalog pages circulated from period to period do not take into account different page sizes per catalog distributed. Page sizes and page counts vary for different catalog mailings and we sometimes mail different versions of a catalog at the same time. Accordingly, period to period comparisons of catalogs circulated and catalog pages circulated do not take these variations into account.
[j]	Direct revenues include sales through our catalogs and websites.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended [a]
	Reported February 1, 2014	Adjustments	Adjusted February 1, 2014	% of Net Revenues	Reported February 2, 2013	Adjustments	Adjusted February 2, 2013	% of Net Revenues
Net revenues	$471,694	$—	$471,694	100.0%	$398,055	$—	$398,055	100.0%
Cost of goods sold [b]	296,717	—	296,717	62.9%	252,881	(3,250)	249,631	62.7%

Gross profit	174,977	—	174,977	37.1%	145,174	3,250	148,424	37.3%
Selling, general and administrative expenses [c]	116,717	—	116,717	24.7%	233,769	(126,783)	106,986	26.9%

Income (loss) from operations	58,260	—	58,260	12.4%	(88,595)	130,033	41,438	10.4%
Interest expense	(1,537)	—	(1,537)	-0.4%	(1,178)	—	(1,178)	-0.3%

Income (loss) before income taxes	56,723	—	56,723	12.0%	(89,773)	130,033	40,260	10.1%
Income tax expense (benefit) [d]	30,081	(7,392)	22,689	4.8%	(61,411)	77,515	16,104	4.0%

Net income (loss) [e]	$26,642	$7,392	$34,034	7.2%	$(28,362)	$52,518	$24,156	6.1%

EBITDA [f]	$65,955		$65,955		$(81,332)		$48,701

Weighted-average shares used in computing basic net income (loss) per share [g]	39,008,383		39,008,383		35,692,064		37,578,314
Weighted-average shares used in computing diluted net income (loss) per share [g]	41,119,175		41,119,175		35,692,064		37,978,500

Basic net income (loss) per share	$0.68		$0.87		$(0.79)		$0.64
Diluted net income (loss) per share	$0.65		$0.83		$(0.79)		$0.64

[a]	The three months ended February 1, 2014 and February 2, 2013 included 13 weeks and 14 weeks, respectively.
[b]	The adjustment to cost of goods sold relates to the anti-dumping exposure. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[c]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, certain non-cash and other one-time compensation, follow-on offering fees, lease termination costs and special committee investigation and remediation costs. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[d]	As of the end of fiscal 2012, our U.S. operations had returned to a position of cumulative profits for the most recent three-year period. We concluded that this record of cumulative profitability in recent years, coupled with our business plan for profitability in future periods, provided assurance that our future tax benefits more likely than not would be realized. Accordingly, in the three months ended February 2, 2013, we released all of our valuation allowance against net deferred tax assets for the U.S. In addition, income tax items exclude the tax benefit from the utilization of federal and state net operating losses, and assume a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[e]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[f]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our Board of Directors to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our Management Incentive Program (“MIP”). Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. Please see the table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for further information.
[g]	On an adjusted basis for the three months ended February 2, 2013, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF ADJUSTED INCOME STATEMENT ITEMS

(In thousands, except share and per share amounts)

(Unaudited)

	Twelve Months Ended [a]
	Reported February 1, 2014	Adjustments	Adjusted February 1, 2014	% of Net Revenues	Reported February 2, 2013	Adjustments	Adjusted February 2, 2013	% of Net Revenues
Net revenues	$1,550,961	$—	$1,550,961	100.0%	$1,193,046	$—	$1,193,046	100.0%
Cost of goods sold [b]	994,081	—	994,081	64.1%	756,597	(3,250)	753,347	63.1%

Gross profit	556,880	—	556,880	35.9%	436,449	3,250	439,699	36.9%
Selling, general and administrative expenses [c]	502,029	(66,050)	435,979	28.1%	505,485	(134,460)	371,025	31.1%

Income (loss) from operations	54,851	66,050	120,901	7.8%	(69,036)	137,710	68,674	5.8%
Interest expense	(5,733)	—	(5,733)	-0.4%	(5,776)	—	(5,776)	-0.5%

Income (loss) before income taxes	49,118	66,050	115,168	7.4%	(74,812)	137,710	62,898	5.3%
Income tax expense (benefit) [d]	30,923	15,144	46,067	2.9%	(62,023)	87,182	25,159	2.1%

Net income (loss) [e]	$18,195	$50,906	$69,101	4.5%	$(12,789)	$50,528	$37,739	3.2%

EBITDA [f]	$82,505		$148,555		$(42,288)		$96,571

Weighted-average shares used in computing basic net income (loss) per share [g]	38,671,564		38,671,564		9,428,828		37,131,790
Weighted-average shares used in computing diluted net income (loss) per share [g]	40,416,630		40,416,630		9,428,828		37,242,178

Basic net income (loss) per share	$0.47		$1.79		$(1.36)		$1.02
Diluted net income (loss) per share	$0.45		$1.71		$(1.36)		$1.01

[a]	The twelve months ended February 1, 2014 and February 2, 2013 included 52 weeks and 53 weeks, respectively.
[b]	The adjustment to cost of goods sold relates to the anti-dumping exposure. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[c]	The adjustments for selling, general, and administrative expenses include management and pre-initial public offering board fees, certain non-cash and other one-time compensation, follow-on offering fees, lease termination costs and special committee investigation and remediation costs. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[d]	As of the end of fiscal 2012, our U.S. operations had returned to a position of cumulative profits for the most recent three-year period. We concluded that this record of cumulative profitability in recent years, coupled with our business plan for profitability in future periods, provided assurance that our future tax benefits more likely than not would be realized. Accordingly, in the three months ended February 2, 2013, we released all of our valuation allowance against net deferred tax assets for the U.S. In addition, income tax items exclude the tax benefit from the utilization of federal and state net operating losses, and assume a normalized tax rate of 40% for all periods presented. See table titled “Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income” for additional details.
[e]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.
[f]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our Board of Directors to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our MIP. Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. Please see the table titled “Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA” for further information.
[g]	On an adjusted basis for the twelve months ended February 2, 2013, basic and diluted shares outstanding include (1) the impact of the Reorganization, as well as (2) the 4,782,609 shares of common stock that the Company issued and sold on November 7, 2012 in its initial public offering, as if such events had been completed as of the beginning of the period and the common stock resulting therefrom was outstanding for the period.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO OPERATING INCOME (LOSS)

AND ADJUSTED OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Net income (loss)	$26,642	$(28,362)	$18,195	$(12,789)
Interest expense	1,537	1,178	5,733	5,776
Income tax expense (benefit)	30,081	(61,411)	30,923	(62,023)

Operating income (loss)	58,260	(88,595)	54,851	(69,036)
Management and pre-IPO board fees [b]	—	973	—	4,258
Non-cash compensation [c]	—	115,055	63,155	115,055
Follow-on offering fees [d]	—	—	2,895	—
Lease termination costs [e]	—	—	—	(386)
Special committee investigation and remediation [f]	—	—	—	4,778
Initial public offering costs [g]	—	10,755	—	10,755
Anti-dumping exposure [h]	—	3,250	—	3,250

Adjusted operating income	$58,260	$41,438	$120,901	$68,674

[a]	The three months ended February 1, 2014 and February 2, 2013 included 13 weeks and 14 weeks, respectively. The twelve months ended February 1, 2014 and February 2, 2013 included 52 weeks and 53 weeks, respectively.
[b]	Represents fees paid in accordance with our management services agreement with Home Holdings, LLC (“Home Holdings”), as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the operating and adjusted operating income (loss) amounts.
[c]	The twelve months ended February 1, 2014 includes a $33.7 million non-cash charge related to the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013 and a $29.5 million non-cash compensation charge related to the performance-based vesting of certain shares granted to Mr. Friedman. The three and twelve months ended February 2, 2013 include a $92.0 million non-cash compensation charge related to equity grants at the time of the Reorganization, as well as a non-cash compensation charge of $23.1 million related to the performance-based vesting of certain shares granted to Mr. Alberini and Mr. Friedman. All other equity related awards granted to employees are not included in the above adjustments and are included in both the operating and adjusted operating income (loss) amounts.
[d]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[e]	Represents changes in estimates of future lease payments related to lease termination cost liabilities for retail stores that were closed prior to their respective lease termination dates.
[f]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[g]	Represents costs incurred in connection with our initial public offering, including a fee of $7.0 million to Catterton Management Company, LLC (“Catterton”), Tower Three Home LLC (“Tower Three”) and Glenhill Capital Management LLC (“Glenhill”) in accordance with our management services agreement, payments of $2.2 million to certain former executives and bonus payments to employees of $1.3 million.
[h]	Represents expense incurred as a result of increased tariff obligations of one of our foreign suppliers following the U.S. Department of Commerce’s review of the anti-dumping duty order on wooden bedroom furniture from China for the period from January 1, 2011 through December 31, 2011.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Net income (loss)	$26,642	$(28,362)	$18,195	$(12,789)
Depreciation and amortization	7,695	7,263	27,654	26,748
Interest expense	1,537	1,178	5,733	5,776
Income tax expense (benefit)	30,081	(61,411)	30,923	(62,023)

EBITDA [b]	65,955	(81,332)	82,505	(42,288)
Management and pre-IPO board fees [c]	—	973	—	4,258
Non-cash compensation [d]	—	115,055	63,155	116,157
Follow-on offering fees [e]	—	—	2,895	—
Lease termination costs [f]	—	—	—	(386)
Special committee investigation and remediation [g]	—	—	—	4,778
Initial public offering costs [h]	—	10,755	—	10,755
Anti-dumping exposure [i]	—	3,250	—	3,250
Other [j]	—	—	—	47

Adjusted EBITDA [b]	$65,955	$48,701	$148,555	$96,571

[a]	The three months ended February 1, 2014 and February 2, 2013 included 13 weeks and 14 weeks, respectively. The twelve months ended February 1, 2014 and February 2, 2013 included 52 weeks and 53 weeks, respectively.
[b]	EBITDA and Adjusted EBITDA are supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We define EBITDA as consolidated net income (loss) before depreciation and amortization, interest expense and provision for income taxes. Adjusted EBITDA reflects further adjustments to EBITDA to eliminate the impact of certain items including non-cash or other items that we do not consider representative of our ongoing financial performance. EBITDA and Adjusted EBITDA are included in this press release because they are key metrics used by management and our Board of Directors to assess our financial performance, and Adjusted EBITDA is used in connection with determining incentive compensation under our MIP. Additionally, EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period and company to company. We use EBITDA and Adjusted EBITDA, alongside other GAAP measures such as gross profit, operating income (loss) and net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance or liquidity and should not be considered as alternatives to net income (loss), as a measure of financial performance, cash flows from operating activities, as a measure of liquidity, or any other performance measure derived in accordance with GAAP and they should not be construed as an implication that our future results will be unaffected by non-recurring and other items. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions for other companies due to different methods of calculation.
[c]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the EBITDA and Adjusted EBITDA amounts.
[d]	The twelve months ended February 1, 2014 includes a $33.7 million non-cash charge related to the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013 and a $29.5 million non-cash compensation charge related to the performance-based vesting of certain shares granted to Mr. Friedman. The three and twelve months ended February 2, 2013 include stock-based compensation expense incurred prior to the initial public offering, a $92.0 million non-cash compensation charge related to equity grants at the time of the Reorganization, and a non-cash compensation charge of $23.1 million related to the performance-based vesting of certain shares granted to Mr. Alberini and Mr. Friedman. All other equity related awards granted to employees subsequent to the initial public offering are not included in the above adjustments and are included in both the EBITDA and Adjusted EBITDA amounts.
[e]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[f]	Represents changes in estimates of future lease payments related to lease termination cost liabilities for retail stores that were closed prior to their respective lease termination dates.
[g]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[h]	Represents costs incurred in connection with our initial public offering, including a fee of $7.0 million to Catterton, Tower Three and Glenhill in accordance with our management services agreement, payments of $2.2 million to certain former executives and bonus payments to employees of $1.3 million.
[i]	Represents expense incurred as a result of increased tariff obligations of one of our foreign suppliers following the U.S. Department of Commerce’s review of the anti-dumping duty order on wooden bedroom furniture from China for the period from January 1, 2011 through December 31, 2011.
[j]	Represents certain other items which management believes are not indicative of our ongoing operating performance, which includes foreign exchange gains and losses.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME

(In thousands)

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
GAAP net income (loss)	$26,642	$(28,362)	$18,195	$(12,789)

Adjustments (pre-tax):
Management and pre-IPO board fees [b]	$—	$973	$—	$4,258
Non-cash compensation [c]	—	115,055	63,155	115,055
Follow-on offering fees [d]	—	—	2,895	—
Lease termination costs [e]	—	—	—	(386)
Special committee investigation and remediation [f]	—	—	—	4,778
Initial public offering costs [g]	—	10,755	—	10,755
Anti-dumping exposure [h]	—	3,250	—	3,250

Subtotal adjusted items	—	130,033	66,050	137,710
Impact of income tax items [i]	7,392	(77,515)	(15,144)	(87,182)

Adjusted net income [j]	$34,034	$24,156	$69,101	$37,739

[a]	The three months ended February 1, 2014 and February 2, 2013 included 13 weeks and 14 weeks, respectively. The twelve months ended February 1, 2014 and February 2, 2013 included 52 weeks and 53 weeks, respectively.
[b]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[c]	The twelve months ended February 1, 2014 includes a $33.7 million non-cash charge related to the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013 and a $29.5 million non-cash compensation charge related to the performance-based vesting of certain shares granted to Mr. Friedman. The three and twelve months ended February 2, 2013 include stock-based compensation expense incurred prior to the initial public offering, a $92.0 million non-cash compensation charge related to equity grants at the time of the Reorganization, and a non-cash compensation charge of $23.1 million related to the performance-based vesting of certain shares granted to Mr. Alberini and Mr. Friedman. All other equity related awards granted to employees are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[d]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[e]	Represents changes in estimates of future lease payments related to lease termination cost liabilities for retail stores that were closed prior to their respective lease termination dates.
[f]	Represents legal and other professional fees, incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[g]	Represents costs incurred in connection with our initial public offering, including a fee of $7.0 million to Catterton, Tower Three and Glenhill in accordance with our management services agreement, payments of $2.2 million to certain former executives and bonus payments to employees of $1.3 million.
[h]	Represents expense incurred as a result of increased tariff obligations of one of our foreign suppliers following the U.S. Department of Commerce’s review of the anti-dumping duty order on wooden bedroom furniture from China for the period from January 1, 2011 through December 31, 2011.
[i]	As of the end of fiscal 2012, our U.S. operations had returned to a position of cumulative profits for the most recent three-year period. We concluded that this record of cumulative profitability in recent years, coupled with our business plan for profitability in future periods, provided assurance that our future tax benefits more likely than not would be realized. Accordingly, in the three and twelve months ended February 2, 2013, we released all of our valuation allowance against net deferred tax assets for the U.S. In addition, income tax items exclude the tax benefit related to the resolution of our Canada Revenue Agency examination in the twelve months ended February 2, 2013, exclude the tax benefit from the utilization of federal and state net operating losses, and assume a normalized tax rate of 40% for all periods presented.
[j]	Adjusted net income is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. We define adjusted net income as consolidated net income (loss) less non-recurring and other items. Adjusted net income is included in this press release because management believes that adjusted net income provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

RESTORATION HARDWARE HOLDINGS, INC.

RECONCILIATION OF DILUTED NET INCOME (LOSS) PER SHARE TO

ADJUSTED DILUTED NET INCOME PER SHARE

(Unaudited)

	Three Months Ended [a]		Twelve Months Ended [a]
	February 1, 2014	February 2, 2013	February 1, 2014	February 2, 2013
Pro forma diluted net income (loss) per share [b]	$0.65	$(0.75)	$0.45	$(0.34)

EPS impact of adjustments (pre-tax):
Management and pre-IPO board fees [c]	$—	$0.03	$—	$0.10
Non-cash compensation [d]	—	3.03	1.56	3.09
Follow-on offering fees [e]	—	—	0.07	—
Special committee investigation and remediation [f]	—	—	—	0.13
Initial public offering costs [g]	—	0.28	—	0.29
Anti-dumping exposure [h]	—	0.09	—	0.09

Subtotal adjusted items	—	3.43	1.63	3.70
Impact of income tax items [i]	0.18	(2.04)	(0.37)	(2.35)

Adjusted diluted net income per share [j]	$0.83	$0.64	$1.71	$1.01

[a]	The three months ended February 1, 2014 and February 2, 2013 included 13 weeks and 14 weeks, respectively. The twelve months ended February 1, 2014 and February 2, 2013 included 52 weeks and 53 weeks, respectively.
[b]	Pro forma diluted net income per share for the three and twelve months ended February 2, 2013 is calculated based on GAAP net income and the Company’s vested share count as if (1) the Reorganization and (2) initial public offering had been completed as of the beginning of the respective periods and the common stock resulting therefrom was outstanding for the respective periods.
[c]	Represents fees paid in accordance with our management services agreement with Home Holdings, as well as fees and expense reimbursements paid to our Board of Directors prior to the initial public offering. All management fees were paid in full at the time of the initial public offering. Board fees and expenses subsequent to the initial public offering are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[d]	The twelve months ended February 1, 2014 includes a $33.7 million non-cash charge related to the one-time, fully vested option granted to Mr. Friedman upon his reappointment as Chairman and Co-Chief Executive Officer in July 2013 and a $29.5 million non-cash compensation charge related to the performance-based vesting of certain shares granted to Mr. Friedman. The three and twelve months ended February 2, 2013 include stock-based compensation expense incurred prior to the initial public offering, a $92.0 million non-cash compensation charge related to equity grants at the time of the Reorganization, and a non-cash compensation charge of $23.1 million related to the performance-based vesting of certain shares granted to Mr. Alberini and Mr. Friedman. All other equity related awards granted to employees are not included in the above adjustments and are included in both the GAAP and adjusted net income (loss) amounts.
[e]	Represents legal and other professional fees incurred in connection with our follow-on offerings in May 2013 and July 2013.
[f]	Represents legal and other professional fees incurred in connection with the investigation conducted by the special committee of the Board of Directors relating to Mr. Friedman and our subsequent remedial actions.
[g]	Represents costs incurred in connection with our initial public offering, including a fee of $7.0 million to Catterton, Tower Three and Glenhill in accordance with our management services agreement, payments of $2.2 million to certain former executives and bonus payments to employees of $1.3 million.
[h]	Represents expense incurred as a result of increased tariff obligations of one of our foreign suppliers following the U.S. Department of Commerce’s review of the anti-dumping duty order on wooden bedroom furniture from China for the period from January 1, 2011 through December 31, 2011.
[i]	As of the end of fiscal 2012, our U.S. operations had returned to a position of cumulative profits for the most recent three-year period. We concluded that this record of cumulative profitability in recent years, coupled with our business plan for profitability in future periods, provided assurance that our future tax benefits more likely than not would be realized. Accordingly, in the three and twelve months ended February 2, 2013, we released all of our valuation allowance against net deferred tax assets for the U.S. In addition, income tax items exclude the tax benefit related to the resolution of our Canada Revenue Agency examination in the twelve months ended February 2, 2013, exclude the tax benefit from the utilization of federal and state net operating losses, and assume a normalized tax rate of 40% for all periods presented.
[j]	Adjusted diluted net income per share is a supplemental measure of financial performance that is not required by, or presented in accordance with GAAP. We define adjusted diluted net income per share as consolidated net income (loss) less non-recurring and other items divided by the Company’s post-initial public offering share count. Adjusted diluted net income per share is included in this press release because management believes that adjusted diluted net income per share provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of actual results on a comparable basis with historical results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.